SCHEDULE 14A INFORMATION
DEFINITIVE NOTICE AND PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant X
Filed by a party other than the registrant ____
Check the appropriate box:
____ Preliminary proxy statement	____ Confidential, for use of the Commission only [as permitted by Rule 14a-6(e)(2)].
X Definitive proxy statement.
____ Definitive additional materials.
____ Soliciting material under Rule 14a-12.

National HealthCare Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing fee (check the appropriate box):
X No Fee required.
____ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies.
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed Maximum aggregate value of transaction:
(5)	Total fee paid:
___	Fee paid previously with preliminary materials.
___	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2006
4:30 PM CDT

To Our Shareholders:

We cordially invite you to attend the Annual Meeting of the Shareholders (the "Meeting") of National HealthCare Corporation ("NHC" or the "Company"). The Meeting will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Wednesday, May 3, 2006, at 4:30 p.m. CDT, for the following purposes:

1. To reelect two directors; and

2. To ratify the Audit Committee's selection of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any continuances of it.

The nominees for reelection as directors are J. Paul Abernathy and Robert G. Adams. They currently serve as directors of the Company.

The Board of Directors (the "Board") has fixed the close of business on Monday, March 6, 2006 as the record date (the "Record Date") for the determination of shareholders who are entitled to vote at the Meeting, including any continuances. We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card:

* FOR reelection of Dr. Abernathy and Mr. Adams; and

* FOR ratification of the Audit Committee's selection of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

Richard F. LaRoche, Jr., Director &
Secretary to the Board

March 22, 2006
Murfreesboro, Tennessee

NATIONAL HEALTHCARE CORPORATION
100 Vine Street, Suite 1400
Murfreesboro, Tennessee 37130
------------------------------
PROXY STATEMENT
-----------------------------
ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD MAY 3, 2006

The accompanying proxy is solicited by NHC's Board to be voted at the Annual Meeting of the Shareholders (the "Meeting") to be held on May 3, 2006, commencing at 4:30 p.m. CDT and at any continuances of the Meeting. The Meeting will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or before March 22, 2006, to all shareholders of record on March 6, 2006 (the "Record Date").

A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2005, including audited financial statements, is enclosed.

You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on the election of directors will have the same legal effect as a vote "against" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors. Shareholder approval is not required for ratification of the Audit Committee's selection of BDO Seidman, LLP as the independent auditors.

VOTING SECURITIES AND PRINCIPAL OWNERS

The outstanding voting securities of the Company as of December 31, 2005 consisted of 12,245,395 shares of common stock, par value $.01 per share ("Common Stock"). Shareholders of record as of the Record Date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

The following information is based upon (a) filings made by the persons or entities identified below with the Securities and Exchange Commission ("SEC"). Except as set forth below, on December 31, 2005 no person was known to us to own beneficially more than 5% of the outstanding Common Stock:

	Shares of Common Stock
	Beneficially	Percent of Outstanding
Name and Address	Owned on 12/31/05	Shares on 12/31/05
W. Andrew Adams	1,383,652	11.3%
100 Vine Street, Suite 1200
Murfreesboro, TN 37130
National Health Corporation (1)	1,271,147	10.4%
P. O. Box 1398
Murfreesboro, TN 37133
FMR Corp.	995,700	8.1%
82 Devonshire Street
Boston, MA 02109
Ira Sochet	905,059	7.4%
1602 Micanopy Avenue
Miami, FL 33133
1818 Fund II	775,155 (2)	6.3%
140 Broadway
New York, NY 10005
(1) Owned solely by the NHC Employee Stock Ownership Trust. Its Board of Directors is composed of Robert G. Adams,
Ernest G. Burgess III and Richard F. LaRoche, Jr., all of whom disclaim any beneficial ownership thereof.
(2) This number includes 65,000 shares in stock options outstanding to Mr. Tucker and 10,000 shares owned by Mr. Tucker, all of which the 1818 Fund II disclaims ownership.

DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

NHC is managed by its seven person Board of Directors. A director may be removed from office for cause only. Officers serve at the pleasure of the Board of Directors for a term of one year. The following table gives information about our directors and executive officers:

				Common Stock	Percent of
			Expiration	Beneficially	Shares
Name and Address			of term as	Owned at	Outstanding
of Beneficial Owner	Age	Position (1)	Director	12/31/05(2)	12/31/05
J. Paul Abernathy	70	Director	2006	18,774	*
2102 Greenland Dr.
Murfreesboro, TN 37130
Robert G. Adams	59	Director, CEO &	2006	554,932	4.5%
100 Vine St., Ste. 1400		President
Murfreesboro, TN 37130
W. Andrew Adams	60	Director &	2008	1,383,652	11.3%
100 Vine Street, Suite 1200		Chairman
Murfreesboro, TN 37130
Ernest G. Burgess III	66	Director	2008	176,204	1.4%
7097 Franklin Road
Murfreesboro, TN 37128
Emil E. Hassan	59	Director	2008	36,000	*
1704 Irby Lane
Murfreesboro, TN 37127
Richard F. LaRoche, Jr.	60	Director	2007	388,951	3.1%
2103 Shannon Dr.
Murfreesboro, TN 37129
Lawrence C. Tucker (3)	63	Director	2007	775,155	6.3%
140 Broadway
New York, NY 10005
Joanne M. Batey	61	Senior V.P.,	-	94,768	*
100 Vine St., Ste. 800		Homecare
Murfreesboro, TN 37130
D. Gerald Coggin	54	Senior V.P.,	-	364,503	3.0%
100 Vine St., Ste. 1400		Corporate Relations
Murfreesboro, TN 37130
Donald K. Daniel	59	Senior V.P. &	-	212,468	1.7%
100 Vine St., Ste. 1200		Controller
Murfreesboro, TN 37130
Kenneth D. DenBesten	53	Senior V.P.,	-	106,034	*
100 Vine St., Ste. 1200		Finance
Murfreesboro, TN 37130
Stephen F. Flatt	50	Senior V.P.,	-	0	*
100 Vine St., Ste. 1200		Development
Murfreesboro, TN 37130
David L. Lassiter	51	Senior V.P.,	-	44,250	*
100 Vine St., Ste. 600		Corporate Affairs
Murfreesboro, TN 37130
Julia W. Powell	56	Senior V.P., Patient	-	127,010	1.0%
100 Vine St., Ste. 800		Services
Murfreesboro, TN 37130
Charlotte A. Swafford	58	Senior V.P. &	-	189,123	1.5%
100 Vine St., Ste. 1100		Treasurer
Murfreesboro, TN 37130
R. Michael Ussery	47	Senior V.P.,	-	76,054	*
100 Vine St., Ste. 1400		Operations
Murfreesboro, TN 37130
All Directors & Executive			-	4,547,578	37.1%
Officers as a group (15 people)
*Less than 1%
(1) All officers serve one year terms.
(2) Assumes exercise of stock options outstanding. See "Option Plans." Included in the amounts above are 15,000 shares to
Dr. Abernathy, 300,000 shares to Mr. W. A. Adams, 200,000 shares to Mr. R. G. Adams, 30,000 shares to Mr. Burgess,
30,000 shares to Mr. Hassan, 45,000 shares to Mr. LaRoche, 65,000 shares to Mr. Tucker, 40,000 shares to Ms. Batey,
50,000 shares to Mr. Coggin, 50,000 shares to Mr. Daniel, 50,000 shares to Mr. DenBesten, 30,000 shares to Mr. Lassiter,
40,000 shares to Ms. Powell, 50,000 shares to Ms. Swafford, and 40,000 shares to Mr. Ussery, of which all may be acquired upon the exercise of stock options granted under the Company's 2002 Stock Option Plan and 2004 Stock Plan.
(3) Mr. Tucker, as a general partner of the 1818 Fund II, is attributed the ownership of the 1818 Fund II shares, but does not claim beneficial ownership thereof. Otherwise, all shares are owned beneficially with sole voting and investment power.
The number of shares includes 65,000 shares in stock options outstanding to Mr. Tucker.

Dr. J. Paul Abernathy (Independent Director) joined the Board in 2003 and is a retired general surgeon. He was in private practice at Murfreesboro Medical Clinic from 1971 until retirement in 1995. Previously, he served as a general practice physician for Hazard Memorial Hospital in Hazard, Kentucky. Lt. Col. Abernathy additionally served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi. Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine and holds memberships in the Southern Medical Society, the Southeastern Surgery Society, and is a Fellow in the American College of Surgeons. Dr. Abernathy has a B.S. degree from Middle Tennessee State University and an M.D. degree from the University of Tennessee. Dr. Abernathy also serves as a director for National Health Realty, Inc. He serves on the Company's Audit Committee, Compensation Committee and is Chairman of the Nominating and Corporate Governance Committee.

Robert G. Adams (CEO, President & Inside Director) has served NHC for 32 years - 18 years as Senior Vice President, 2 years as President and 15 years on the Board of Directors. He has been Chief Executive Officer since November 1, 2004. He has extensive long-term health care experience, including serving NHC as a health care center administrator and Regional Vice President. He is the President of National Health Realty, Inc. ("NHR") and serves on the Board of Directors of NHR. Mr. Adams has a B.S. degree from Middle Tennessee State University. He is the brother of W. Andrew Adams and brother-in-law of D. Gerald Coggin. His son-in-law, J. Buckley Winfree, is the Administrator of NHC HealthCare, Franklin.

W. Andrew Adams (Affiliated Director) has served NHC as Chairman of the Board since 1994 and has been a director since 1974. In April 2004 Mr. Adams resigned as President and in November 2004 he resigned his position as Chief Executive Officer but continues as Chairman of the Board, focusing on strategic planning for the Company. Mr. Adams serves as Chairman of the Board of National Health Investors, Inc. and National Health Realty, Inc. In addition, he serves on the Board of SunTrust Bank, Nashville. He is the brother of Robert G. Adams and brother-in-law of Ernest G. Burgess and D. Gerald Coggin. His son, Andrew Adams, serves as Administrator of AdamsPlace in Murfreesboro.

Ernest G. Burgess, III (Affiliated Director) served as NHC's Senior Vice President of Operations for 20 years before retiring in 1994. His Board of Director's position spans thirteen years. He has an M.S. degree from the University of Tennessee, and also serves on the Board of Directors of National Health Realty, Inc. He is the brother-in-law of W. Andrew Adams. His daughter, Lynn B. Foster, serves as Administrator of NHC HealthCare, Murfreesboro.

Emil E. Hassan (Independent Director), who joined the Board in April 2004, is the advisor to Carlos Ghosn, president and CEO of Nissan Motor Co. Ltd. On April 2004, Mr. Hassan retired from the position of senior vice president of manufacturing, purchasing, quality and logistics for Nissan North America, Inc. He is also chairman and CEO of Distribution and Auto Service, an affiliate company which handles the great majority of Nissan's vehicle transportation logistics, preparation and delivery requirements. Prior to joining Nissan, he was with Ford Motor Co. for twelve years, where he held various management positions in engineering and manufacturing. Mr. Hassan is the chairman of the Business/Education Partnership of Murfreesboro and Rutherford County. He sits on the board of Middle Tennessee Medical Center and the Tennessee Business Roundtable. He is a member of the Society of Automotive Engineers, the Leadership Rutherford Alumni Association, the Leadership Nashville Alumni Association and the Rutherford County Chamber of Commerce. He is a former board member of the Federal Reserve Bank of Atlanta, Nashville Branch. Mr. Hassan is Chairman of NHC's Compensation Committee and also serves on NHC's Nominating and Corporate Governance Committee and Audit Committee.

Richard F. LaRoche, Jr. (Independent Director) served 27 years with NHC as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002. He has served as a Board member since 2002. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. Mr. LaRoche serves as a director of National Health Investors, Inc. and National Health Realty, Inc. He also serves as a director and Chairman of the Audit Committee for Trinsic, Inc. and Lodge Manufacturing Company (privately held).

Lawrence C. Tucker (Independent Director) has been with Brown Brothers Harriman & Co., private bankers, for 39 years and became a general partner of the firm in January 1979. He serves on that firm's steering committee and is responsible for its corporate finance activities, which include management of the 1818 funds, private equity investing partnerships with originally committed capital of approximately $2 billion. The 1818 Fund II is an investor in NHC. He is a director of VAALCO Energy Inc., Trinsic, Inc., Xspedius Holding Corporation, and Xspedius Management Corporation. Mr. Tucker has been a director since 1998 and is Chairman of NHC's Audit Committee and serves on the Compensation and Nominating and Corporate Governance Committees.

Joanne M. Batey (Senior Vice President, Homecare) has served NHC since 1976. She served as Homecare Coordinator for five years before being named Vice President in 1989. Prior to that she was Director of Communication Disorders Services for NHC. Ms. Batey received her bachelor's and master's degrees in speech pathology from Purdue University.

D. Gerald Coggin (Senior Vice President, Corporate Relations) has been employed by NHC since 1973. He served as both a health care center administrator and Regional Vice President before being appointed to his present position. He received a B.A. degree from David Lipscomb University and an M.P.H. degree from the University of Tennessee. He is responsible for the Company's rehabilitation, managed care, hospice, legislative activities, investor and public relations. He is the brother-in-law of W. Andrew Adams and Robert G. Adams. His son, Robert Coggin, is Life Safety Coordinator for NHC.

Donald K. Daniel (Senior Vice President & Controller) joined the Company in 1977 as Controller. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Kenneth D. DenBesten (Senior Vice President, Finance) has served NHC since 1992. From 1987 to 1992, he was employed by Physicians Health Care, most recently as Chief Operating Officer. From 1984-1986, he was employed by Health America Corporation as Treasurer, Vice President of Finance and Chief Financial Officer. Mr. DenBesten received a B.S. in business administration and an M.S. in finance from the University of Arizona.

Stephen F. Flatt (Senior Vice President, Development) joined NHC in June 2005. He served as the President of Lipscomb University from 1997 through June 2005 and prior to that President of Ezell Harding Christian School in Nashville and Vice President of Financial Affairs and Institutional Planning at Lipscomb. Dr. Flatt served on the Board of Directors for the NCAA Division I, as President of the Atlantic Sun Athletic Conference and is the immediate past chair of the Board of Directors of the Tennessee Independent College and Universities Association. He currently is a member of the Board of SunTrust Bank in Nashville. Dr. Flatt received his B.A. degree from David Lipscomb College and his M.S. degree and PhD from George Peabody College of Vanderbilt University.

David L. Lassiter (Senior Vice President, Corporate Affairs) joined the Company in 1995. From 1988 to 1995, he was Executive Vice President, Human Resources and Administration for Vendell Healthcare. From 1980-1988, he was in human resources positions with Hospital Corporation of America and HealthTrust Corporation. Mr. Lassiter has a B.S. and an M.B.A. from the University of Tennessee.

Julia W. Powell (Senior Vice President, Patient Services) has been with the Company since 1974. She has served as a nurse consultant and director of patient assessment computerized services for NHC. Ms. Powell has a bachelor of science in nursing from the University of Alabama, Birmingham, and a master's of art in sociology with an emphasis in gerontology from Middle Tennessee State University. She co-authored Patient Assessment Computerized in 1980 with Dr. Carl Adams, the Company's founder.

Charlotte A. Swafford (Senior Vice President & Treasurer) has been Treasurer of the Company since 1985. She joined the Company in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

R. Michael Ussery (Senior Vice President, Operations) has been with the Company since 1980. During his tenure with NHC, he has served as Senior Vice President-Central Region, Regional Vice President, and Administrator in multiple locations. Mr. Ussery also won the top honor of Administrator of the Year in 1989. He was promoted to Senior Vice President, Operations in early January 2005. Mr. Ussery has a B.B.A. from Notre Dame and an M.B.A. from Middle Tennessee State University.

The above officers serve in identical capacities for NHC's administrative services contractor, National Health Corporation.

Board of Directors and Committees of the Board

The Board of Directors held nine meetings during 2005. All directors were present at the meetings of the Board and of committees on which they served. The Company strongly urges, but does not require, directors to attend the Annual Meeting. At the 2005 Annual Meeting all directors were in attendance. The American Stock Exchange ("AMEX") listing rules require that a majority of the Board be comprised of independent directors. The Board has identified Dr. Abernathy, Mr. Hassan, Mr. LaRoche and Mr. Tucker as independent directors. Except for Mr. LaRoche, the independent directors have no relationships with the Company. Prior to May 22, 2002 Mr. LaRoche was an executive officer of the Company; however, since May 22, 2002, Mr. LaRoche has received no compensation from the Company for any services other than that as a director for all time periods after May 22, 2002. The Board of Directors has determined that with the passage of time Mr. LaRoche is independent.

During 2004 an Independent Directors Committee comprised of Dr. Abernathy and Messrs. Burgess, Hassan and Tucker was formed to negotiate with the Board of Directors of National Health Investors, Inc. ("NHI") for the extension of NHC's Master Lease of 41 properties from NHI. The original Master Lease expires on December 31, 2006 and contains a five year renewal option on fair rental value terms. During 2004 and 2005 the Independent Directors Committee held numerous informal and formal meetings, both separately and with an independent directors' committee formed by the Board of Directors of National Health Investors, Inc. There were three formal meetings during 2005. The NHC Independent Directors Committee retained outside counsel and an outside financial adviser for the purposes of advising them on the negotiations. Ultimately the parties negotiated (and have now signed) a fifteen year lease extension which begins January 1, 2007 and includes three additional five year renewal options, each at fair rental value. Under the terms of the fifteen year lease extension, base rent for 2007 will total $33,700,000 with rent thereafter escalating by 4% of the increase in facility revenue over a 2007 base year.

The Board has formed and chartered three subcommittees, the charters being published on NHC's website at www.nhccare.com. Each committee is comprised of three independent directors, and each committee is submitting a report in this Proxy. Each committee adopted its respective charter, which provides that the committees shall elect chairmen. These committee meetings serve as the vehicle for regularly scheduled Executive Sessions of the non-management directors. A presiding officer is elected by the non-management Board members at each Executive Session meeting that is held.

The Audit Committee has adopted procedures to receive and address complaints regarding accounting, internal control, and auditing issues. The full Board has adopted the NHC Code of Conduct and the NHC Valuesline, which are described on the Company's website and in this Proxy under the heading "Shareholder Communications."

Finally, we note that the Board has found that Audit Committee member and Chairman Lawrence C. Tucker meets the SEC definition of "Audit Committee financial expert."

COMMITTEE REPORTS

The Audit Committee, which met formally four times in 2005, has filed the following report:

Report of the Audit Committee

The Audit Committee engaged BDO Seidman LLP ("BDO") for the quarterly 2005 reviews and the December 31, 2005 audit. At the 2005 Annual meeting, shareholders ratified the Audit Committee's selection of BDO as independent registered public accounting firm for the year ending December 31, 2005, and separately to provide the required "attestation" of the Company's Internal Control Processes and Procedures (hereinafter "Section 404 Review").

During 2005 the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors and shareholders. Management has the primary responsibility for the preparation of financial statements in the reporting process. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of NHC's financial statements with generally accepted accounting principles, as well as attesting to the effectiveness of NHC's Section 404 Review.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, which are included in the materials accompanying this proxy. It also meets quarterly in executive session with the Company's Section 404 compliance officer and BDO. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as required by SEC and AMEX rules. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Aggregate fees billed for the following categories of services are as follows:

	2004	2005
Audit Fees (review of the Company's financial statements included in Form 10-Q, audit	$365,000	$437,016
of the annual financial statements and Sarbanes-Oxley Section 404 attestation services)
Audit-Related Fees (assurance and related services to the audit)	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All other fees	-0-	-0-

We were not billed for any other services for fiscal year 2005.

The Audit Committee's Pre-Approval Procedure requires the full Audit Committee to pre-approve any transaction with the independent registered public accounting firm, which was done. In reliance on the reviews and discussions referred to above and the Restated Audit Committee Charter and legal requirements applicable for 2005, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements and Section 404 attestation report be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission and distribution to our shareholders.

The members of the Audit Committee are listed below. Each has been determined to be independent and the Chairman to be financially literate pursuant to American Stock Exchange Rule 121(A).

Submitted by the National HealthCare Corporation Audit Committee.

Lawrence C. Tucker, Chairman
J. Paul Abernathy, M.D.
Emil E. Hassan

Report of the Compensation Committee

The Compensation Committee, which met twice in 2005, sets the compensation principles for the Company and reviews and establishes the principles for individual compensation levels for the executive officers. We believe the following principles are applicable to all of the Company's employees:
*   Compensation should be related to performance. We believe that the better an individual performs the higher that individual's compensation should be. The individual's compensation should also be tied to how well the Company, division or subsidiary in which the employee is retained, performs financially so that when the entity's performance is better than our objectives, the individual should be paid more. When the Company's performance does not meet our objectives, incentive award payments will be at the committee's discretion.
*   NHC employees are able to own NHC stock. We provide NHC employees at all levels with a number of ways to become shareholders. We have made annual employee stock purchase program grants available to all full time company employees and compensated physicians serving as medical directors and/or medical committee members at our centers. We also have programs that are intended to increase stock ownership among employees, such as discretionary stock option grants to managerial employees, the maintenance of an employee stock ownership plan (which is indirectly one of our largest shareholders), and matching contributions made on behalf of employees who participate in our 401(k) savings plan or the Key Employee Deferred Compensation Plan. Our overall goal is to create and maintain stock option programs that encourage each employee to act like an owner of the business.

*  Incentive compensation should be a greater part of total compensation for our executive officers. Although the proportion of an individual's total compensation varies with individual and company performance, we believe that our executive officers should have the majority of their compensation tied to the performance of the Company as a whole. As can be seen from the Compensation Table included in this Proxy, our executive officers' incentive awards as contrasted with their salaries exceed the salaries by two to one or better. We have designed this bonus program having as one goal to make the compensation paid to the Company's executive officers qualify as performance based and deductible for federal income tax purposes. The shareholders of NHC approved this Executive Performance Incentive Bonus Plan at the Annual Meeting held on April 16, 2002. However, as in most areas, there can be no assurance that this goal is met.
There are three basic components to our executive officers' compensation program - the first being base salary, the second being stock options, and the third being performance. This last component was formalized during 2001 and presented and ratified by the shareholders at the 2002 annual meeting. This "Executive Performance Incentive Plan" requires that the Company achieve an annual significant return for its shareholders prior to any material performance compensation awards. The annual Performance Incentive Bonus Pool (the "Pool") is calculated as follows: At the commencement of each calendar year the Board approves a pre-tax earning goal. If the pre-tax earnings goal is met, the Pool shall be formed of two components: first, a base award equal to $3 million and, second, a bonus award calculated as follows:

* Shareholders must first receive a 15% return on beginning equity after including the expense of the $3 million base award;

* An incentive bonus is then allowed equal to 30% of the amount in excess of the 15% return on beginning equity.

The plan is available for the five most highly compensated executive officers of the Company as elected and selected from time to time by the Board. Because our shareholders approved this plan, it is our opinion that the Company should be able to take full tax deductibility of any compensation paid. The bonuses so calculated for 2003 and 2004 are detailed in the compensation chart identified as Table I in this proxy statement. The 2005 bonus has not yet been allocated or paid as of the date of mailing this proxy statement.

The Chief Executive Officer's compensation is based on his performance in light of the corporate goals and objectives approved by the Committee. In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee considers the Company's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years. The Committee's Chair meets with the Chief Executive Officer of the Company to discuss the annual evaluation of the Chief Executive Officer's performance. Robert G. Adams has been the Chief Executive Officer since November 1, 2004.

We have carefully considered these compensation programs, always taking into account shareholders' concerns, and feel that our programs and the compensation which they produce for not only our executive officers but also partners in all areas of the Company and its subsidiaries, are vital to our continuing efforts to obtain and retain our people and improve our competitive position.

The Compensation Committee adopted its charter on February 10, 2004, and has published this charter on NHC's website.

Emil E. Hassan, Chairman
J. Paul Abernathy
Lawrence C. Tucker

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors. The process followed by the Committee is to identify qualified individuals for Board membership and recommend them to the full Board for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company. Nominations by shareholders should be sent to National HealthCare Corporation, 100 Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee. Any such nominations by shareholders shall include the candidate's name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company's Common Stock for at least one year as of the date the recommendation is made. If the appropriate biographical information is provided on a timely basis, the Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

In determining whether to recommend a candidate for the Board's consideration, the Committee looks at various criteria including experience, an understanding of the health care industry, finance and accounting. The principal qualification of a director is the ability to act successfully on the shareholders' behalf. The Committee then evaluates each nominee and does an internal rank ordering. Existing Board members are automatically considered by the Committee for a term renewal. The Company believes that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities. The Company has not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee held one meeting in 2005. The Committee also met on February 9, 2006, which resulted in the nominations of Dr. Abernathy and Mr. Adams for reelection to the Board.

J. Paul Abernathy, Chairman
Emil E. Hassan
Lawrence C. Tucker

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, EQUITY COMPENSATION PLAN INFORMATION, AND CERTAIN TRANSACTIONS

Cash Compensation

Directors not employed by NHC receive compensation for their Board service in the amount of $3,000 per meeting attended, plus an annual grant of a 15,000 share stock option, priced on the date of the Annual Meeting. This automatic grant of options to non-employee directors was approved by our shareholders in 1997 and re-approved in 2002 and 2005. Members of the Independent Directors Committee received $10,000 each for their work on that committee. The Company additionally reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

The Company's executive officers were compensated for 2003 through 2005 per the following Table I.

TABLE I
NATIONAL HEALTHCARE CORPORATION
SUMMARY COMPENSATION TABLE
2003 - 2005
					Long-Term Compensation
Annual Compensation (1)					Awards		Payouts
						Securities
				Other		Under-		All
				annual	Restricted	lying		Other
Name and				compen-	Stock	Options/	LTIP	Compen-
Principal		Salary	Bonus	sation	Award(s)	SARs	Payouts	sation
Position	Year	($)	($)(2)	($)(3)	($)	(#)(4)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Robert G.	2005	140,000	(5)	7,157	-0-	-0-	-0-	-0-
Adams, COO,	2004	138,000	(6)1,853,754	25,640	-0-	200,000	-0-	-0-
Pres. & CEO (7)	2003	140,194	861,640	11,201	-0-	-0-	-0-	-0-
D. Gerald	2005	102,000	(5)	7,332	-0-	-0-	-0-	-0-
Coggin, Sr. VP,	2004	97,336	880,176	7,304	-0-	50,000	-0-	-0-
Corp. Relations	2003	93,846	(6) 380,006	7,375	-0-	-0-	-0-	-0-
Donald K.	2005	115,000	(5)	8,242	-0-	-0-	-0-	-0-
Daniel, Sr. VP, &	2004	112,000	914,508	38,493	-0-	50,000	-0-	-0-
Controller	2003	115,105	(6) 395,560	28,366	-0-	-0-	-0-	-0-
Kenneth D.	2005	115,000	(5)	7,942	-0-	-0-	-0-	-0-
DenBesten, Sr.	2004	114,234	693,508	26,850	-0-	50,000	-0-	-0-
VP, Finance	2003	98,022	(6) 110,760	10,659	-0-	-0-	-0-	-0-
Charlotte A.	2005	115,000	(5)	8,652	-0-	-0-	-0-	-0-
Swafford, Sr. VP	2004	115,000	914,508	7,074	-0-	50,000	-0-	-0-
& Treasurer	2003	115,016	(6) 395,560	9,563	-0-	-0-	-0-	-0-
(1) Compensation deferred at the election of an executive has been included in columns (c) and (d).
(2) These officers may also receive bonuses from National Health Investors, Inc. and National Health Realty, Inc. which are disclosed in those companies' proxy statements.
(3) Includes (a) life insurance benefit, (b) 401(k) matching contribution, (c) non qualified deferred compensation matching contribution, (d) ESOP contribution, and (e) any positive spread from participation in the Employee Stock Purchase Plan.
(4) No stock options were granted to executive officers in 2005. These officers received the following stock options in 2004:
200,000 to Robert G. Adams; 50,000 each to D. Gerald Coggin, Donald K. Daniel, Kenneth D. DenBesten and Charlotte A.
Swafford. No other Restricted Stock Awards, Options/SARs, or LTIP Payouts were given in 2003, 2004 or 2005.
(5) No operational bonuses have been declared or paid for 2005 as of the date of the filing of NHC's 2005 Form 10-K.
(6) The figure given includes income derived from forgiveness of indebtedness on a stock option exercise note in February 2004 for Mr. R. Adams. The other Executive Officers received bonuses for this in 2003, which is reflected in the 2003 bonus amounts.
(7) Robert G. Adams served as COO until November 1, 2004. He was named President on April 22, 2004 and CEO on
November 1, 2004.

Equity Compensation Plans

The 2002 Plan. The Company's grant or issuance of an incentive stock option under the 2002 Plan has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread") would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee's cost and the net proceeds of the sale. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gains for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

The 2002 Plan permits options to be exercised for cash or by surrender of NHC shares valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under the 2002 Plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

The 2004 Plan. The 2004 Non-Qualified Stock Option Plan ("The 2004 Plan") was adopted by the Board of Directors ("Board") in March 2004 to provide for grants that exceeded the number of options available for granting under the 2002 Stock Option Plan. The shareholders approved The 2004 Plan at the May 3, 2005 annual meeting. The maximum number of shares of Company common stock which may be awarded and delivered under the 2004 Non-Qualified Stock Plan shall be equal to the sum of 500,000. All options available to be granted under The 2004 Plan have been granted and no options remain available to be granted under the plan. The only options that could be granted under The 2004 Plan were non-statutory stock options.

The Committee determined the exercise price for the shares of common stock underlying each award at the time the award was granted. The exercise price for shares under each stock option was equal to 100% of the fair market value of the common stock on the date such option was granted. The fair market value price for a share of Company common stock underlying each award is the closing price per share on the American Stock Exchange on the date the award is granted.

The federal income tax consequences to the Company and its employees of awards under The 2004 Plan, are complex and subject to change. The following discussion, is only a summary of the general rules applicable to The 2004 Plan. Recipients of awards under The 2004 Plan should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

 Nonqualified Stock Options. Stock options granted under The 2004 Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

The 2005 Stock Option Plan. The 2005 Stock Option, Employee Stock Purchase, Physician Stock Purchase and Stock Appreciation Rights Plan (the "2005 Stock Option Plan") allows the Company flexibility in the Company's overall compensation program and promotes the interests of NHC by providing incentives and rewards to employees and key medical personnel who are primarily responsible for the management, growth and financial success of the Company. The shareholders approved the 2005 Stock Option Plan at the May 3, 2005 annual meeting. The maximum number of shares of Company common stock which may be awarded and delivered under the 2005 Stock Option Plan shall be equal to the sum of 1,200,000 shares of Stock. Options granted under the 2005 Stock Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code ("Code"), or non-statutory stock options. The 2005 Stock Option Plan also continues the long-standing automatic grant of non-statutory options to the disinterested directors of the Board. Pursuant to the terms of the Plan, disinterested directors will receive the option to purchase 15,000 shares once a year at the closing price of the shares on the date of the first annual shareholder meeting each year. The stock options are non-transferable except with Board approval and the maximum term is ten years from the date of grant. The Board is authorized to specify other terms and conditions of the grants. The options are generally granted at the fair market value of the Company's stock on the date of grant.

The Committee may grant Stock Appreciation Rights and Restricted Stock Awards under the 2005 Stock Option Plan. The terms and conditions of each SAR or Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve, and shall be clearly identified therein as a SAR or Restricted Stock Award.

Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options, restricted stock awards and stock appreciation rights awards may be granted under the 2005 Stock Option Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted. The Committee, in its discretion, will select the individuals to whom options, restricted stock awards and stock appreciation rights will be granted, the time or times at which such awards are granted, and the number of shares subject to each grant.

The Committee will determine when Options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the 2005 Stock Option Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, however, unless otherwise determined by the Committee, no shares may be tendered unless such shares have been held by the participant for six (6) months or more. In addition, the Committee may permit a participant to elect to pay the Exercise Price upon the exercise of an ISO or NQO by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the ISO or NQO and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. For non-statutory stock options and stock received from restricted stock awards or upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

The federal income tax consequences to the Company and its employees of awards under the 2005 Stock Option Plan are complex and subject to change. The following discussion, is only a summary of the general rules applicable to the 2005 Stock Option Plan. Recipients of awards under the 2005 Stock Option Plan should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a non-qualified stock option. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option. If the participant holds shares acquired through the exercise of an Incentive Stock Option for the later of two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he/she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Internal Revenue Code. While the exercise of an incentive stock option does not result in current, taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

 Nonqualified stock options granted under the 2005 Stock Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Employee Stock Purchase Plan. The 2005 Plan, as in previous shareholder approved plans, also provides eligible employees the option to purchase shares of Company's common stock through payroll deductions at the lesser of the closing price of the common stock as reported on the American Stock Exchange on the first trading day or the last trading day of each year. At the end of each year, funds accumulated in the employee's account will be used to purchase the maximum number of shares at the above price. The Company makes no contribution to the purchase price. 30,354 shares were issued to 836 participating employees pursuant to the Plan in January 2006 at a price of $34.22 per share, with all payroll deductions being made in 2005.

All employees (including officers and directors) may elect to participate in the Plan if they meet minimum employment requirements. The maximum payroll deduction is the employee's normal monthly pay. Participating employee's rights under the Plan are nontransferable. Prior to the end of a year, a participant may elect to withdraw from the Plan and the amount accumulated as a result of his payroll deductions shall be returned to him without interest. Any terminated employee immediately ceases to be a participant and also receives his or her prior contributions.

In no event may a participant in the Plan purchase thereunder during a calendar year, common stock having a fair market value more than $25,000. The stock purchased pursuant to the Plan is freely tradeable, except for any shares held by an "affiliate" of the Company, which would be subject to the limitations of Rule 144.

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average	future issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	[excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column(a)]
	(a)	(b)	(c)
Equity compensation	1997 Plan: 10,000	$10.40
plans approved by	2002 Plan: 831,000	$21.25	1,183,051
security holders	2004 Plan: 500,000	$20.90	(2005 Plan)
	2005 Plan: 90,000	$32.01
Equity compensation
plans not yet approved	-0-	N/A	-0-
by security holders
Total	1,431,000		1,183,051

Director and Officer Options

The 2005 Stock Plan provides for an automatic grant to each independent director of 15,000 shares on the date of the Annual Meeting of the Shareholders and at the closing price of NHC common stock on the American Stock Exchange that day. This is identical to the approvals given in the 2002 and 1997 Plans, neither of which plans have any shares available for grant. The 1997 Plan has 10,000 outstanding unexercised grants and the 2002 Plan has 1,146,000 outstanding unexercised grants. Of the original 1,000,000 shares available under the 1997 Plan, none are available to grant, and of the original 1,250,000 shares under the 2002 Plan, none remain available for grant. The 2004 Plan had 500,000 shares available and all were granted in 2004. The 2005 Stock Plan has 75,000 shares granted, 0 shares exercised and 1,183,051 shares remaining.

Executive Officers Robert G. Adams, D. Gerald Coggin, and Donald K. Daniel participated in the payroll deduction portion of the 2005 Plan during 2005 and any positive spread between the purchase price and the then fair market price is included in Table I, column (e).

In December 2004, the Board of Directors encouraged 41 current and former employees to exercise certain stock options granted in 2000. The encouragement was in the form of a payment to the option holders of $10.6 million, an amount equal to the purchase price of the shares at $3.00 per share, plus an additional sum designed to pay the federal income tax at the highest individual rate, plus the federal income tax on the amount of the federal tax. By encouraging this exercise the Company was able to deduct, for book and tax purposes, the bonus so paid, resulting in a significant tax refund to the Company. Additionally, the bonus exhausted the unallocated portion remaining from the 2003 Executive Performance Incentive Bonus Plan and utilized approximately $3.8 million earned in the 2004 Executive Performance Incentive Bonus Plan. The balance available under the 2005 Executive Performance Incentive Bonus Plan has not yet been allocated or paid. See page 12 of this Proxy for a description of that plan.

Tables A and B set forth information regarding options which are outstanding, granted or exercised under the 2002 Plan, The 2004 Plan or the 2005 Stock Plan as of December 31, 2005, for the Company's executive officers identified in Table I. Table C sets forth information regarding options outstanding and exercised during 2005 for the executive officers, all non-employee directors and all other NHC employees as a group. The Company has not granted any SARs and has never repriced any options.

TABLE A
Option/SAR Grants in Last Fiscal Year [12-31-05]
[None Granted]

TABLE B
Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
[None Exercised]

TABLE C
Options Outstanding and Exercised in Last Fiscal Year [12-31-05]
			Options	Remaining
	Shares Under	Expiration	Exercised:	Options
Name of Participant	Option: 2005	Date	2005 (3)	Outstanding	Exercise Price
Robert G. Adams	200,000	3/23/2009	-0-	200,000	$20.90
D. Gerald Coggin	50,000	3/23/2009	-0-	50,000	$20.90
Donald K. Daniel	50,000	3/23/2009	-0-	50,000	$20.90
Kenneth D. DenBesten	50,000	3/23/2009	-0-	50,000	$20.90
Charlotte A. Swafford	50,000	3/23/2009	-0-	50,000	$20.90
All Executive Officers	400,000	3/23/2009	-0-	400,000	$20.90
(5 persons)
All Non-Employee Directors	10,000	5/23/2005	10,000	-0-	$4.75
(6 persons)	10,000	4/25/2006	-0-	10,000	$10.40
	10,000	4/15/2007	-0-	10,000	$17.25
	30,000	4/23/2008	-0-	30,000	$19.60
	75,000	4/19/2009	15,000	60,000	$27.01
	300,000	3/23/2009	-0-	300,000	$20.90
	90,000	5/2/2010	-0-	90,000	$32.01
All Other NHC Employees	531,000	3/23/09	-0-	531,000	$20.90
Total	1,456,000		25,000	1,431,000

The 2002 Plan also provided that the Company could finance the exercise of any options by the acceptance of the option holder's full recourse Promissory Note bearing interest at a fixed rate equal to 2.5% below New York Prime on the date of the note, with interest payable quarterly and principal due and payable in 60 months. The notes were secured by shares having a fair market value of 200% of the amount of the principal of the note as established on the date of the loan. Additionally, such purchase money notes required the pledge of additional shares or for reduction in the principal of the note at any time that the value of the collateral drops below 150% of the base amount of the outstanding balance of the note. Pursuant to the congressionally enacted Sarbanes-Oxley Act of 2002, federal law now prohibits such option financing for all of NHC's executive officers and directors, other than notes outstanding on July 30, 2002, which could not be extended or amended.

The below table indicates the current amount of option purchase money notes outstanding by directors and executive officers of NHC, individually and collectively as of December 31, 2005.

	Current Loan	Maximum Loan
	Outstanding	Outstanding
	12-31-05	Prior Five Years
W. Andrew Adams	$ -0-	$ 401,920
Robert G. Adams	-0-	276,950
Ernest G. Burgess III	-0-	608,906
Richard F. LaRoche, Jr.	-0-	251,200
Lawrence C. Tucker	-0-	-0-
Joanne M. Batey	-0-	150,720
D. Gerald Coggin	-0-	176,470
Donald K. Daniel	-0-	150,720
Kenneth D. DenBesten	-0-	150,720
David L. Lassiter	-0-	-0-
Julia W. Powell	-0-	150,720
Charlotte A. Swafford	-0-	150,720
All Executive Officers & Directors as a Group (12)	-0-	$ 2,469,046

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and the American Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and must make such filings with the SEC within 2 days of any applicable transaction. The Company reminds all of the officers and directors of this requirement monthly.

To the Company's knowledge and based on the review of the copies of such forms received by it and monthly statements provided by officers and directors, the Company believes that during 2005 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were filed timely, except for a Form 5 filing for Robert G. Adams on April 13, 2005 for a purchase of 1,273 shares through the NHC Employee Stock Purchase Plan and a gift of 60,769 shares, and a Form 4 filing for Dr. J. Paul Abernathy for a sale of 300 shares sold on June 23, 2005 and reported on June 28, 2005. Other than these two filings the Company knows of no untimely filings being made.

Comparison of Cumulative Total Return

The Company's cumulative total return as compared with the S & P 500 Index and the NHC Peer Group is shown in the graph on the last page of this proxy statement.

Certain Relationships and Related Transactions

NHC employs four persons who are immediate family members of directors and/or executive officers as described in this proxy under the caption "Directors & Executive Officers of Registrant" of NHC and who receive in excess of $60,000 in salary and benefits. W. Andrew Adams, Jr., J. Buckley Winfree and Lynn B. Foster are administrators of nursing homes and are compensated in accordance with the same standards that are applied to all administrators of NHC nursing facilities. W. Robert Coggin is the NHC corporate Life Safety Coordinator and is compensated in accordance with industry standards, plus he receives incentive compensation for his responsibilities in regard to safety compliance.

Board member W. Andrew Adams, through his wholly owned subsidiary, Management Advisory Source, LLC, has entered into a contract with the Company for the provision of accounting, personnel and risk management services, which are then provided by Management Advisory Source, LLC to NHI. This contract was entered into on November 1, 2004 for a term expiring on December 31, 2007 and thereafter on a year to year term. During the initial term and any renewals, the contract may be terminated by either party without cause on ninety days notice, and for cause by NHC on thirty days notice. NHC receives compensation in the amount of $1,250,000 from Management Advisory Source. NHC has agreed that executive officers Charlotte A. Swafford, Kenneth D. DenBesten and Donald K. Daniel are being allowed to serve as officers of NHI without additional compensation from NHI. Compensation for these individuals are all directly paid by NHC. This arrangement is covered in more detail in the Company's Annual Report which accompanies this proxy statement.

PROPOSAL I
ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors are divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the February 9, 2006 meeting, two directors were nominated for re-election by the Board, each for a term of three years or until their successors are duly elected and qualified.

J. Paul Abernathy and Robert G. Adams, currently directors of the Company, are nominees for reelection to the Board by the Nominating and Corporate Governance Committee. They were unanimously approved on motion made by Mr. Hassan and seconded by Mr. Tucker. Unless authority to vote for the election of directors has been specifically withheld, your proxy holder intends to vote for the election of Dr. Abernathy and Mr. Adams to hold office as directors.

If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF AND
RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee has retained BDO Seidman, LLP ("BDO") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006. Although a shareholder vote is not required, the Board submits this firm for approval by the shareholders. BDO audited the Company's financial statements for the quarter ended September 30, 2004, the year ended December 31, 2004 and the year ended December 31, 2005.

If the shareholders do not ratify the selection of BDO, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for the Company. The Audit Committee retains the power to select another firm as its independent registered public accounting firm for the Company to replace the firm whose selection was ratified by the Company's shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent registered public accounting firm.

Representatives of BDO will be present at the Annual Meeting and will be given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" PROPOSAL II.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the "NHC Valuesline" program in order to enable employees and shareholders to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHC executive officers, and the NHC Board. The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Corporate Secretary, who will coordinate any necessary communication and response. All shareholder communications concerning officers, directors, or corporate board questions are relayed to the Board of Directors. The Compliance Officer meets at least annually with the Board in Executive Session.

SHAREHOLDER PROPOSALS

October 1, 2006 is the date by which proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by us for inclusion in our proxy statement and form of proxy. Proposals submitted after October 1, 2006 will be considered untimely for the 2007 Annual Meeting of Shareholders pursuant to SEC Rule 14a-5(e). Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. The Company utilizes the services of Automatic Data Processing, Inc. to disseminate its proxy materials. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHC website (www.nhccare.com) contains information on the Company, including all public filings (10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks and the like). We also maintain the following documents on the website, all of which we hereby incorporate herein by reference as though copied verbatim:

- The Restated Audit Committee Charter,

- The Compensation Committee Charter,

- The Nominating and Corporate Governance Committee Charter,

- Valuesline information, and

- The NHC Code of Ethics.

The Code of Ethics has been adopted for all employees, officers and directors of the Company. If there are any amendments or waivers to the Code of Ethics, it will be published on the website. To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last two years can be accessed on the press release page and there are also listings of the various services that the Company provides, a listing of the facilities and their locations, information on long-term care insurance, job opportunities and a link to the American Stock Exchange to access current trades of NHC stock. The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/Richard F. LaRoche, Jr.
Richard F. LaRoche, Jr., Director &
Secretary to the Board

March 22, 2006
Murfreesboro, Tennessee

NATIONAL HEALTHCARE CORPORATION
COMPARISON OF CUMULATIVE TOTAL RETURN
	2000	2001	2002	2003	2004	2005
NHC	100.0	204.9	233.3	265.3	476.5	510.6
S&P 500	100.0	88.1	68.6	88.3	97.9	102.8
NHC Peer Group	100.0	82.4	48.9	99.2	251.7	280.3

Assumes $100 inv. 12/31/00 in NHC, S&P 500 and NHC Peer Group (HCR, BEV, AVCA)

PROXY

NATIONAL HEALTHCARE CORPORATION
100 Vine Street, Murfreesboro, Tennessee 37130
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Robert G. Adams and/or Richard F. LaRoche, Jr. as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National HealthCare Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at City Center on the 14th Floor, 100 Vine Street, Murfreesboro, Tennessee, on Wednesday, May 3, 2006, at 4:30 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS I & II.

I. ELECTION OF	For nominees listed below:	___ For All
DIRECTORS	(1) J. Paul Abernathy
___ Withhold All
(2) Robert G. Adams
___ For All Except

To withhold authority to vote, mark "For All
Except" and write the nominee's name on the line
below.
_________________________________

II. PROPOSAL TO RATIFY THE AUDIT COMMITTEE'S SELECTION OF BDO SEIDMAN, LLP AS
INDEPENDENT AUDITOR
____ FOR	____ AGAINST	____ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I & II.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: __________________________

_________________________________________

Signature

_________________________________________

Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.